FOR IMMEDIATE RELEASE

NACEL Energy Updates Progress in Donley County, Texas

PHOENIX, AZ – Thursday, Aug 13, 2009 – NACEL Energy Corporation (OTC BB: “NCEN”) (FRANKFURT: “4FC”) (“NACEL Energy”), a wind power company in business to generate clean, renewable energy, today confirmed it has executed three additional long term wind development rights agreements covering 1,068 acres in Donley County, Texas. The newly acquired land is contiguous with the Company’s Lelia Lakes wind power project announced July 1, 2009, and brings the total acreage under development at Leila Lakes to 2,093 acres.

Donley County, Texas was identified by NACEL Energy’s Operations team in mid-2008 as a region of development interest.  Donley County exhibits the high quality Class 4 winds prevalent throughout the Texas Panhandle and, based upon the Company’s analysis, offers favorable interconnection opportunities, initially at lower voltages.

The securing of an aggregate total of 2,729 acres in Donley County under long term development rights agreements, evidences continued, consistent application of NACEL Energy’s business model – unique in the U.S. wind industry. In brief, NACEL Energy identifies interconnection opportunities in power markets of interest and then leases nearby acreage where 6 to 18 utility class wind turbines can be constructed, without incurring the often significant transmission and related electric infrastructure upgrade costs and/or delays which can adversely impact other company’s wind power projects.

Accordingly, NACEL Energy anticipates generating 40 MW, or more, of clean, renewable, wind energy from its Donley County projects, Leila Lakes and Hedley Pointe. Additionally, future increases in generating capacity, beyond 40 MW, may also be feasible, if the higher voltage infrastructure now being planned for the area is constructed and as regional power market demand dictates.

NACEL Energy’s Chief Executive Officer, Paul Turner, Ph.D, stated:

“Our Lelia Lakes and Hedley Pointe wind power projects in Donley County, Texas are examples of the prototypical NACEL Energy development model based upon phased expansion and multiple interconnection options. We look forward to working with Donley County, Texas to make these two projects an integral part of the local community.”

EXHIBIT 99.1

About NACEL Energy Corporation (OTC BB: NCEN)

NACEL Energy is one of the first publicly traded companies in America exclusively developing clean, renewable, utility scale wind power. NACEL Energy has commenced work on its new Snowflake project in Arizona in addition to Leila Lakes, Hedley Pointe, Swisher, Channing Flats and Blue Creek, all located in the Texas Panhandle.  NACEL Energy currently anticipates generating an aggregate 120 MW, or more, of new wind power upon their completion. In addition, the Company is currently assessing the feasibility of additional project opportunities in Kansas, Illinois and the Dominican Republic. NACEL Energy was founded in 2006 and successfully completed its IPO in December of 2007.

For more information visit our website www.nacelenergy.com

NACEL Energy
The WIND POWER COMPANY TM

Notice regarding Forward-Looking Statements

Statements in this press release relating to NACEL Energy’s plans, strategies, economic performance and trends, projections of results of specific activities, and other statements that are not descriptions or historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors inherent in NACEL Energy’s business. Forward-looking statements may be identified by words such as “should,” ”may,” “will,” “anticipate,” “expect,” “estimate,” “intend” or “continue,” or comparable words or phrases. This press release cautions that NACEL Energy must undertake and complete many steps in the development model before the generation of wind energy can commence. Among the numerous items which have to be completed in this regard include, without limitation, obtaining pertinent agreements and permits, construction of project facilities, satisfying financial requirements and other burdens. Interested persons are encouraged to read the SEC reports of NACEL Energy, particularly its Annual Report on Form 10-K for the fiscal year ended March 31, 2009, for meaningful cautionary language disclosing why actual results may vary materially from those anticipated by management.

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NACEL Energy Investor Services
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